                                FOURTH AMENDMENT

         THIS FOURTH AMENDMENT dated as of March 16, 2001 (this "Amendment") amends the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the "Credit Agreement") among U S Liquids Inc. (the "Company"), various financial institutions (the "Banks"), Fleet National Bank, as Syndication Agent, and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company, the Banks and the Administrative Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 AMENDMENTS REQUIRING THE CONSENT OF THE REQUIRED BANKS. Subject to the satisfaction of the conditions precedent set forth in SECTION 5(a), the Credit Agreement shall be amended as follows.

         1.1 DELETION OF DEFINITIONS. The definitions of "Shreveport Facility Reserve Charges" and "Third Quarter Special Charges" are deleted in their entirety.

         1.2 ADDITION OF DEFINITIONS. The following definitions are added to the Credit Agreement in appropriate alphabetical sequence:

             ADJUSTED EBITDA means, for any Computation Period, the total of (i) EBITDA for such Computation Period plus (ii) any Fourth Quarter Special Charges taken during such Computation Period plus (iii) any Detroit Facility Reserve Charges taken during such Computation Period minus
         (iv) any non-cash income during such Computation Period resulting from the Settlement Agreement dated December 21, 2000 between the Company and Waste Management, Inc.

             ADJUSTED WORKING CAPITAL means, at any time, the excess of:

             (a) (i) the consolidated current assets of the Company and its Subsidiaries (other than deferred taxes and assets held for sale as shown on the most recent financial statements delivered by the Company pursuant to SECTION 10.1) LESS (ii) the amount of cash and cash equivalents included in such consolidated current assets;

         OVER

             (b) (i) the consolidated current liabilities of the Company and its Subsidiaries LESS (ii) to the extent included in such consolidated current liabilities, the sum of (x) all short-term Debt of the Company and its Subsidiaries and (y) any portion of long-term Debt of the Company and its Subsidiaries which is payable within one year from the date of determination.

             ASSET SALE means the sale, lease, assignment or other transfer for value by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise, but excluding any sale of assets or rights in the ordinary course of business).

             AVAILABILITY AMOUNT means the Commitment Amount minus $5,000,000 (or minus such lesser amount as the Required Banks, in their sole and complete discretion, may specify in writing to the Company).

                  EXCESS CASH FLOW means, for any period, the remainder of

             (a) EBITDA for such period (excluding any portion of EBITDA attributable to any settlement with National Steel, Inc. for such period),

             LESS

             (b) the total, without duplication of

             (i) regularly scheduled principal payments made with respect to any long-term Debt of the Company and its Subsidiaries (other than the Loans) during such period,

             PLUS

             (ii) cash payments made in such period with respect to Capital Expenditures,

             PLUS

             (iii) all federal, state, local and foreign income taxes paid by the Company and its Subsidiaries during such period,

             PLUS

             (iv) cash Interest Expense of the Company and its Subsidiaries during such period,

             PLUS

             (v) any increase in Adjusted Working Capital during such period,

             MINUS

             (vi) any decrease in Adjusted Working Capital during such period.

             FOURTH QUARTER SPECIAL CHARGES means the up to $35,970,000 of special charges taken by the Company for the fourth Fiscal Quarter of 2000.

             NET CASH PROCEEDS means:

             (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when available to the Company) received by the Company or any Subsidiary pursuant to such Asset Sale, net of (i) the direct costs relating to such Asset Sale (including sales commissions, legal, accounting and investment banking fees and severance payments for discharged employees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than Debt hereunder);

             (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees); and

             (c) with respect to any settlement with National Steel, Inc., the aggregate proceeds received by the Company pursuant to such agreement, net of (i) the direct costs relating to the execution of such agreement (including legal fees) and (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

             SPECIFIED PROPERTY means, as the context requires, (i) the property in Los Fresnos, Texas owned by U S Liquids of Central Texas, L.L.C. or
         (ii) the Allison Grease plant and the Re-Claim plant in Houston, Texas owned by U S Liquids of Houston, L.L.C.

         1.3 AMENDMENTS TO DEFINITIONS. (a) The definition of "Commitment Amount" is amended by deleting the reference to "$150,000,000" therein and substituting "$120,000,000" therefor.

         (b) The definition of "EBITDA" is amended by deleting the proviso at the end thereof.

         (c) The definition of "Interest Expense" is amended by deleting the proviso at the end thereof.

         (d) The definitions of "Funded Debt to EBITDA Ratio," "Interest Coverage Ratio" and "Recoveries" are amended in their entirety to read as follows, respectively:

             FUNDED DEBT TO ADJUSTED EBITDA RATIO means, at any time, the ratio of (a) Funded Debt at such time to (b) Adjusted EBITDA for the Computation Period ending on the last day of the most recent Fiscal Quarter with respect to which the Company has delivered financial statements.

             INTEREST COVERAGE RATIO means, for any Computation Period, the ratio of (a) Adjusted EBITDA to (b) cash Interest Expense for such Computation Period.

             RECOVERIES means, without duplication, (i) any amounts (including insurance proceeds and proceeds from any judgment or settlement) received by the Company or any Subsidiary arising out of any matter which gave rise to any Detroit Facility Reserve Charges and (ii) any reversal of any reserve established in connection with any Detroit Facility Reserve Charges.

         1.4 AMENDMENT TO SECTION 2.1.1. Section 2.1.1 is amended by deleting the reference to "Commitment Amount" therein and substituting "Availability Amount" therefor.

         1.5 AMENDMENT TO SECTION 2.1.2. Section 2.1.2 is amended by deleting the reference to "Commitment Amount" therein and substituting "Availability Amount" therefor.

         1.6 DELETION OF SECTION 2.1.3. Section 2.1.3 is deleted in its entirety.

         1.7 AMENDMENT TO SECTION 2.4.1. Section 2.4.1 is amended by (a) deleting the reference to "$15,000,000" therein and substituting "$5,000,000" therefor and (b) deleting the reference to "Commitment Amount" therein and substituting "Availability Amount" therefor.

         1.8 AMENDMENT TO SECTION 4.3. Section 4.3 is amended by (a) deleting the second reference to "Commitment Amount" contained in the last sentence of that Section and substituting "Availability Amount" therefor and (b) deleting the reference to "SECTION 6.1.2" therein and substituting "SECTION 6.1(b)".

         1.9 AMENDMENTS TO SECTION 6.1. Section 6.1 is amended as set forth below.

         (a) The caption "(a) VOLUNTARY REDUCTION OR TERMINATION OF THE COMMITMENTS." is inserted at the beginning of such Section.

         (b) The following new subsections (b)(i) through (b)(iv) are inserted at the end thereof:

             (b) MANDATORY REDUCTIONS OF THE COMMITMENTS. (i) The Commitment Amount shall be permanently reduced by (A) $5,000,000 on each of July 31, 2001 and December 31, 2001 and (B) $2,500,000 on the last day of each Fiscal Quarter thereafter.

             (ii) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, issuance of equity (other than any equity issued in connection with the employee stock purchase plan of the Company), issuance of Debt (other than Debt permitted under
         SECTION 10.7(a), (b), (c), (d), (e), (g) or (h)) or any settlement with National Steel, Inc., the Commitment Amount shall be permanently reduced by an amount (rounded down, if necessary, to an integral multiple of $100,000) equal to (A) so long as (and to the extent that) the Commitment Amount has not previously or concurrently been reduced by $10,000,000 after the effective date of the Fourth Amendment to this Agreement, 100% of such Net Cash Proceeds; and (B) thereafter, (x) 100% of all Net Cash Proceeds from any Asset Sale and (y) 50% of all other such Net Cash Proceeds; PROVIDED that the requirements of this CLAUSE
         (ii) shall not apply to any Net Cash Proceeds from any Asset Sale that are used to purchase similar assets within 60 days after such Asset Sale. All reductions of the Commitment Amount pursuant to CLAUSE (A) of the preceding sentence shall be applied to reduce the remaining scheduled reductions of the Commitment Amount pursuant to SUBSECTION
         (b) above in chronological order. All reductions of the Commitment Amount pursuant to CLAUSE (B) of the second preceding sentence shall be applied to reduce the Commitment Amount without reducing any scheduled reduction of the Commitment Amount pursuant to CLAUSE (B).

             (iii) Concurrently with the delivery of the compliance certificate as of the end of any Fiscal Year pursuant to SECTION 10.1.3, beginning with the Fiscal Year ending December 31, 2001, the Commitment Amount shall be permanently reduced by an amount (rounded down, if necessary, to an integral multiple of $100,000) equal to 100% of Excess Cash Flow for such Fiscal Year.

             (iv) Any reduction of the Commitment Amount pursuant to CLAUSES (i) through (iii) above shall reduce the Commitments pro rata among the Banks according to their respective Percentages.

         1.10 AMENDMENT TO SECTION 6.2. Section 6.2 is amended by (a) inserting the caption "(a) VOLUNTARY PREPAYMENTS." at the beginning of such Section, (b) deleting the last two sentences of the existing Section 6.2 and (c) inserting the following new subsections (b) and (c) at the end thereof:

             (b) MANDATORY PREPAYMENTS. On each date on which the Commitment Amount is reduced pursuant to SECTION 6.1, the Company shall prepay Loans in the amount, if any, by which the Total Outstandings exceed the Availability Amount after giving effect to such reduction.

             (c) ALL PREPAYMENTS. Each partial prepayment shall be in a principal amount of $100,000 or a higher integral multiple thereof. Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to SECTION 8.4.

         1.11 AMENDMENT TO SECTION 9.5. Section 9.5 is amended by deleting the reference to "December 31, 1997" therein and substituting "December 31, 2000" therefor.

         1.12 AMENDMENT TO SECTION 10.6.1. Section 10.6.1 is amended by (a) deleting the reference to "$100,000,000" and substituting "$148,400,000" therefor, (b) deleting the reference to "October 1, 1998" and substituting "December 31, 2000" therefor and (c) deleting the reference to "the Effective Date" and substituting "December 31, 2000" therefor.

         1.13 AMENDMENT TO SECTION 10.6.2. Section 10.6.2 is amended in its entirety to read as follows:

             10.6.2 MINIMUM INTEREST COVERAGE. Not permit the Interest Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below:

                           Computation                        Interest
                           Period Ending                     Coverage Ratio
                           -------------                     --------------
                  12/31/00 through 6/30/01                    2.25 to 1.0
                  7/1/01 through 9/30/01                      2.50 to 1.0
                  10/1/01 and thereafter                      3.00 to 1.0.

         1.14 AMENDMENT TO SECTION 10.6.3. Section 10.6.3 is amended in its entirety to read as follows:

             10.6.3 FUNDED DEBT TO ADJUSTED EBITDA RATIO. Not permit the Funded Debt to Adjusted EBITDA Ratio during any period set forth below to exceed the applicable ratio set forth below:

                                                           Funded Debt
                           Period                    to Adjusted EBITDA Ratio
                           ------                    ------------------------
                  12/31/00 through 6/29/01                4.50 to 1.0
                  6/30/01 through 9/29/01                 4.25 to 1.0
                  9/30/01 through 12/30/01                3.75 to 1.0
                  12/31/01 and thereafter                 3.00 to 1.0.

         1.15 AMENDMENT TO SECTION 10.6.4. Section 10.6.4 is amended in its entirety to read as follows:

             10.6.4 CAPITAL EXPENDITURES. Not permit the aggregate amount of Capital Expenditures (excluding amounts, if any, paid to consummate acquisitions permitted by SECTION 10.11(c) which constitute Capital Expenditures) made by the Company and its Subsidiaries to exceed (a) $6,000,000 during the first two Fiscal Quarters of any Fiscal Year ending after December 31, 2000 or (b) $10,000,000 during any Fiscal Year ending after December 31, 2000.

         1.16 AMENDMENT TO SECTION 10.7. Section 10.7 is amended as follows:

         (a) Subsection (b) is amended by deleting the reference to "$10,000,000" therein and substituting "$5,000,000" therefor.

         (b) Subsection (c) is amended by deleting the reference to "$20,000,000" therein and substituting "$5,000,000" therefor.

         1.17 AMENDMENT TO SECTION 10.9. Section 10.9 is amended by deleting the reference to "$9,000,000" therein and substituting "$6,000,000" therefor.


         1.18 AMENDMENT TO SECTION 10.11. Section 10.11 is amended as follows:

         (a) Subsection (c) is amended in its entirety to read as follows:

             (c) any such other purchase or acquisition by the Company or any Subsidiary of the assets or stock of any other Person made with the prior written consent of all Banks;

         (b) Subsection (d) is amended in its entirety to read as follows:

             (d) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year (excluding the stock or assets of the entities listed on SCHEDULE 10.9(d) and any Specified Property) does not exceed $500,000.

         1.19 AMENDMENT TO SECTION 10.23. Section 10.23 is amended by (a) deleting the reference to "$300,000" therein and substituting "$1,500,000" therefor and (b) deleting the reference to "fair market value" therein and substituting "net book value" therefor.

         1.20 AMENDMENT TO SECTION 10.24. Section 10.24 is amended by (a) deleting the reference to "$300,000" therein and substituting "$1,500,000" therefor and (b) deleting the reference to "fair market value" therein and substituting "net book value" therefor.

         1.21 ADDITION OF SECTION 10.26. A new Section 10.26 is added to the Credit Agreement to read as follows:

             10.26 MINIMUM CUMULATIVE EBITDA. Not permit cumulative EBITDA for any period beginning on January 1, 2001 and ending on the last day of any month thereafter to be less the applicable amount set forth below:

                      Period Ending                    Cumulative EBITDA
                      -------------                    -----------------
                  January 31, 2001                     $1,572,292
                  February 28, 2001                    $3,853,461
                  March 31, 2001                       $6,704,909
                  April 30, 2001                       $9,285,012

                                       8

                  May 31, 2001                         $12,164,383
                  June 30, 2001                        $15,721,004
                  July 31, 2001                        $19,000,514
                  August 31, 2001                      $22,423,370
                  September 30, 2001                   $25,971,274
                  October 31, 2001                     $29,241,373
                  November 30, 2001                    $32,203,966
                  December 31, 2001                    $34,842,397;

         PROVIDED that, for any period after the sale by the Company of any of the Subsidiaries listed on SCHEDULE 10.9(d) or the Specified Property located in Los Fresnos, Texas, there shall be subtracted from the amounts set forth above the projected EBITDA for such Subsidiary (or the relevant assets of such Subsidiary) set forth on SCHEDULE 10.26 for each month from the month in which such sale occurs.

         1.22 AMENDMENT TO SCHEDULES 1.1, 9.6, 9.8 AND 9.15. Each of Schedules 1.1, 9.6, 9.8 and 9.15 is amended in its entirety to read as set forth on
SCHEDULE 1.1, SCHEDULE 9.6, SCHEDULE 9.8 and SCHEDULE 9.15 hereto, respectively.

         1.23 AMENDMENT TO EXHIBIT B. Exhibit B is amended in its entirety to read as set forth on EXHIBIT B hereto.

         1.24 ADDITION OF SCHEDULES 10.9(d) AND 10.26. New Schedules 10.9(d) and
10.26 are added to the Credit Agreement to read as set forth on SCHEDULE 10.9(d) and SCHEDULE 10.26 hereto, respectively.

         SECTION 2 AMENDMENT REQUIRING THE CONSENT OF EACH BANK. Subject to the satisfaction of the conditions precedent set forth in SECTION 5(b), the definition of "Termination Date" set forth in Section 1.1 is amended in its entirety to read as follows:

             TERMINATION DATE means the earlier to occur of (a) December 2, 2002; PROVIDED that, without in any way affecting the rights of the Agent and the Banks under SECTION 12.2, if any Event of Default occurs after March 16, 2001 and on or prior to September 2, 2002, the scheduled Termination Date shall, upon notice by the Required Banks to the Agent, be rescheduled to be the later of February 1, 2002 or the 90th day after the occurrence of such Event of Default; and (b) such other date on which the Commitments shall terminate pursuant to SECTION 6 or SECTION 12.

         SECTION 3 WAIVERS. Subject to the satisfaction of the conditions precedent set forth in SECTION 5(a), the Required Banks hereby waive (a) the Company's non-compliance with

Sections 10.6.1, 10.6.2, 10.6.3, 10.23 and 10.24 of the Credit Agreement for all periods ended on or prior to December 31, 2000 and (b) the Company's non-compliance with Section 12.1.11(c) of the Credit Agreement resulting from the resignation of W. Gregory Orr.

         SECTION 4 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Banks that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 (excluding
Section 9.14 with respect to Re-Claim Louisiana L.L.C. and Waste Research and Recovery, Inc.) of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, and (b) no Event of Default or Unmatured Event of Default exists.

         SECTION 5 EFFECTIVENESS. (a) The amendments set forth in SECTION 1 above shall become effective when the Administrative Agent shall have received
(i) counterparts of this Amendment executed by the Company and the Required Banks, (ii) a Confirmation, substantially in the form of EXHIBIT A, signed by the Company and each Subsidiary, and (iii) an amendment fee for each Bank which, on or before March 16, 2001, executes and delivers to the Administrative Agent a counterpart hereof agreeing to the amendments set forth in SECTION 1, such fee to be in an amount equal to 0.25% of such Bank's Commitment after giving effect to the amendment in SECTION 1.3(a).

         (b) The amendment set forth in SECTION 2 shall become effective when the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Company and each Bank and (ii) an extension fee in the amount of $300,000 (to be shared among the Banks pro rata according to their respective Commitments after giving effect to the amendment in SECTION 1.3(a)).

         (c) Any Bank may, in its discretion, agree to the amendments set forth in SECTION 1 but not the amendments (and extension) set forth in SECTION 2 by delivering to the Administrative Agent, concurrently with its delivery of its signature pages hereto, a notice in the form of ANNEX 1 hereto.

         SECTION 6 MISCELLANEOUS.

         6.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         6.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         6.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

         6.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Company, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Administrative Agent and the respective successors and assigns of the Banks and the Administrative Agent.

         6.5 FACILITY FEE. The Company agrees to pay a facility fee to the Administrative Agent in an amount equal to 0.25% of the Commitment Amount on the applicable date (to be shared among the Banks pro rata according to their respective Commitments) (i) on February 1, 2002 if the Company has not received a commitment letter from a financial institution to refinance the Credit Agreement on or prior to January 31, 2002 or (ii) on March 15, 2002 if (x) the Loans have not been paid in full and the Commitments terminated on or prior to such date and (y) no facility fee has previously been paid by the Company pursuant to CLAUSE (i).

         6.6 CONSENT TO SALES. Notwithstanding any provision of Section 10.11 of the Credit Agreement to the contrary, the Required Banks hereby agree that the Company may sell all of the stock or all or a portion of the assets of any of the Subsidiaries listed on SCHEDULE 10.9(d) and any Specified Property so long as the Net Cash Proceeds from any such sale are at least equal to the net book value of such Subsidiary or assets, as applicable.

         Delivered at Chicago, Illinois, as of the day and year first above written.

                                       U S LIQUIDS INC.


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       BANK OF AMERICA, N.A., as Administrative
                                       Agent


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       BANK OF AMERICA, N.A., as a Bank


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       FLEET NATIONAL BANK, as Syndication Agent and as a Bank


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       BANK ONE TEXAS, N.A.


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------

                                       THE BANK OF NOVA SCOTIA


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       UNION BANK OF CALIFORNIA


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       COMERICA BANK


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       WELLS FARGO BANK, N.A.


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       BNP PARIBAS


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------


                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------

                                                                       EXHIBIT A


                                  CONFIRMATION

                           Dated as of March 16, 2001

To: Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

         Please refer to (a) the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the "Credit Agreement") among U S Liquids Inc., various financial institutions (the "Banks") and Bank of America, N.A., as agent (the "Agent"); (b) the other "Loan Documents" (as defined in the Credit Agreement), including the Guaranty and the Security Agreement; and (c) the Fourth Amendment dated as of March 16, 2001 to the Credit Agreement (the "Fourth Amendment").

         Each of the undersigned hereby confirms to the Agent and the Banks that, after giving effect to the Fourth Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

                      U S LIQUIDS INC.
                                              By:___________________________
                      Name Printed:_________________
                      Title:________________________

                      DOMBROWSKI & HOLMES, INC.
                      EARTH BLENDS, INC.
                      MBO, INC.
                      THE NATIONAL SOLVENT EXCHANGE CORP.
                      NORTHERN A-1 SANITATION SERVICES, INC.
                      PARALLEL PRODUCTS OF FLORIDA, INC.
                      PARALLEL PRODUCTS OF KENTUCKY, INC.
                      RE-CLAIM ENVIRONMENTAL LOUISIANA,      L.L.C.
                      ROMIC ENVIRONMENTAL TECHNOLOGIES
                         CORPORATION
                      STA DECANTING, INC.
                      USL FIRST SOURCE, INC.
                      U S LIQUIDS OF HOUSTON, L.L.C.
                      U S LIQUIDS OF DALLAS, L.L.C.
                      U S LIQUIDS OF CENTRAL TEXAS, L.L.C.
                      U S LIQUIDS OF CONNECTICUT, INC.

                      U S LIQUIDS OF ILLINOIS, INC.
                      U S LIQUIDS OF PENNSYLVANIA, INC.
                      U S LIQUIDS OF TEXAS, INC.
                      U S LIQUIDS LP HOLDING CO.
                      U S LIQUIDS NORTHEAST, INC.
                      U S LIQUIDS TERMINAL SERVICES, INC.
                      U S LIQUIDS OF DETROIT, INC.
                      U S LIQUIDS OF FLORIDA, INC.
                      USL ENVIRONMENTAL SERVICES, INC.
                      USL GENERAL MANAGEMENT, INC.
                      USL PARALLEL PRODUCTS OF CALIFORNIA
                      WASTE RESEARCH AND RECOVERY, INC.
                      WASTE STREAM ENVIRONMENTAL, INC.


                      By:
                          -----------------------------------------------------
                      Name:
                            ---------------------------------------------------
                      Title:
                             --------------------------------------------------


                      U S LIQUIDS OF LA, L.P.

                      By:  MBO, Inc., its General Partner

                      By:
                          -----------------------------------------------------
                      Name:
                            ---------------------------------------------------
                      Title:
                            ---------------------------------------------------


                      USL MANAGEMENT LIMITED
                      PARTNERSHIP

                      By:  USL General Management, Inc., its General Partner

                      By:
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------

                      GEM MANAGEMENT, INC.

                      By:
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------

                                  SCHEDULE 1.1

                                PRICING SCHEDULE

         The Floating Rate Margin, the Eurodollar Margin, the rate per annum for non-use fees and the rate per annum for letter of credit fees for Financial Letters of Credit and Non-Financial Letters of Credit, respectively, shall be determined in accordance with the table below and the other provisions of this
SCHEDULE 1.1.

--------------------------------------------------------------------------------------------------------------
                                 Level I         Level II         Level III         Level IV          Level V
--------------------------------------------------------------------------------------------------------------
Rate for
Non-Use Fee                      0.550%           0.500%            0.450%           0.400%           0.350%
--------------------------------------------------------------------------------------------------------------
Eurodollar Margin                3.750%           3.500%            3.250%           3.000%           2.750%
--------------------------------------------------------------------------------------------------------------
Floating Rate
Margin                           2.250%           2.000%            1.750%           1.500%           1.250%
--------------------------------------------------------------------------------------------------------------
Rate for
Non-Financial LC                 2.250%           2.125%            2.000%           1.875%           1.750%
Fee
--------------------------------------------------------------------------------------------------------------
Rate for
Financial LC Fee                 3.750%           3.500%            3.250%           3.000%           2.750%
--------------------------------------------------------------------------------------------------------------

         LEVEL I applies when the ratio of Funded Debt to Adjusted EBITDA is equal to or greater than 4.00 to 1.0.

         LEVEL II applies when the ratio of Funded Debt to Adjusted EBITDA is equal to or greater than 3.50 to 1.0 but less than 4.00 to 1.0.

         LEVEL III applies when the ratio of Funded Debt to Adjusted EBITDA is equal to or greater than 3.00 to 1.0 but less than 3.50 to 1.0.

         LEVEL IV applies when the ratio of Funded Debt to Adjusted EBITDA is equal to or greater than 2.50 to 1.0 but less than 3.00 to 1.0.

         LEVEL V applies when the ratio of Funded Debt to Adjusted EBITDA is less than 2.50 to 1.0.

         The applicable Level shall be Level I during the period from the date of the effectiveness of the Fourth Amendment to this Agreement through the first date on which the applicable Level is adjusted pursuant to the following sentence. Subject to the foregoing provisions of this SCHEDULE 1.1, the applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Funded Debt to Adjusted EBITDA Ratio as of the last day of such Fiscal Quarter; PROVIDED that if the Company fails to deliver the financial statements required by SECTION 10.1.1 or 10.1.2, as applicable, and the related certificate required by SECTION 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, Level I shall apply until such financial statements are delivered.

                                 SCHEDULE 9.6(a)

                      LITIGATION AND CONTINGENT LIABILITIES


                  REDACTED - CONFIDENTIAL TREATMENT REQUESTED.

                                 SCHEDULE 9.6(b)



                  REDACTED - CONFIDENTIAL TREATMENT REQUESTED.

                                  SCHEDULE 9.8
                                  SUBSIDIARIES


Dombrowski & Holmes, Inc.
Earth Blends, Inc.
MBO, Inc.
The National Solvent Exchange Corp.
Northern A-1 Sanitation Services, Inc.
Parallel Products of Florida, Inc.
Parallel Products of Kentucky, Inc.
Re-Claim Environmental Louisiana, L.L.C.
Romic Environmental Technologies Corporation
STA Decanting, Inc.
U S Liquids of Houston, L.L.C.
U S Liquids of Dallas, L.L.C.
U S Liquids of Central Texas, L.L.C.
U S Liquids of Connecticut, Inc.
U S Liquids of Illinois, Inc.
U S Liquids of Pennsylvania, Inc.
U S Liquids of Texas, Inc.
U S Liquids LP Holding Co.
U S Liquids Northeast, Inc.
U S Liquids Terminal Services, Inc.
U S Liquids of Detroit, Inc.
U S Liquids of Florida, Inc.
USL Environmental Services, Inc.
USL First Source, Inc.
USL General Management, Inc.
USL Parallel Products of California
Waste Research and Recovery, Inc.
Waste Stream Environmental, Inc.
U S Liquids of LA, L.P.
USL Management Limited Partnership
GEM Management, Inc.

                                  SCHEDULE 9.15
                              ENVIRONMENTAL MATTERS


                  REDACTED - CONFIDENTIAL TREATMENT REQUESTED.

                                Schedule 10.9(d)

                              ASSETS HELD FOR SALE


                  REDACTED - CONFIDENTIAL TREATMENT REQUESTED.

                                 SCHEDULE 10.26

                    PROJECTED EBITDA FOR VARIOUS SUBSIDIARIES


                  REDACTED - CONFIDENTIAL TREATMENT REQUESTED.

                                                                       EXHIBIT B

                                U S LIQUIDS INC.
                        FINANCIAL COMPLIANCE CERTIFICATE
             FOR PERIOD ENDED _____________ (the "COMPUTATION DATE")


To:   Bank of America, N.A., as Agent

         Reference is made to Section 10.1.3 of the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among U S Liquids Inc. (the "COMPANY"), various financial institutions and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent for the Banks. Capitalized terms used but not otherwise defined herein are used as defined in the Credit Agreement.

         The Company hereby certifies and warrants to you that the computations of the various financial ratios and restrictions set forth in Section 10 of the Credit Agreement are as set forth on Schedule A.

         The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer this ____ day of _________, ____.


                                         U S LIQUIDS INC.


                                         By_________________________
                                         Title______________________

                                   Schedule A
                        Financial Ratios and Restrictions

VII.    MINIMUM NET WORTH (Section 10.6.1)

A.    Initial Minimum Net Worth:                                 $148,400,000
B.    75% of the sum of Consolidated Net Income
      for each Fiscal Quarter (which shall not be
      less than zero) from and after December 31,
      2000 to the Computation Date                               $__________
C.    100% of net proceeds of any equity issued by
      the Company or any of its Subsidiaries after
      December 31, 2000                                          $__________
D.    Actual Net Worth                                                                     $_____________
E.    Minimum Required Net Worth (IA+ IB+IC)                                               $_____________

II.   MINIMUM INTEREST COVERAGE (Section 10.6.2)

A.    Consolidated Net Income                                    $__________
B.    Interest Expense                                           $__________
C.    Income tax expense                                         $__________
D.    Depreciation and Amortization                              $__________
E.    EBITDA (IIA+IIB+IIC+IID)                                   $__________
F.    Fourth Quarter Special Charges                             $__________
G.    Detroit Facility Reserve Charges                           $__________
H.    Non-cash income resulting from Waste
      Management Settlement Agreement                            $__________
I.    Adjusted EBITDA (IIE+IIF+IIG-IIH)                                                    $__________
J.    Cash Interest Expense                                                                $__________
K.    Interest Coverage Ratio (III/IIJ)                                                    ____ to 1.0



Minimum Required:

COMPUTATION PERIOD ENDING
12/31/00 through 6/30/01                                                                   2.25 to 1.0
7/1/01 through 9/30/01                                                                     2.50 to 1.0
10/1/01 and thereafter                                                                     3.00 to 1.0

III.  FUNDED DEBT TO ADJUSTED EBITDA RATIO (Section 10.6.3)

A.    Funded Debt                                                                          $__________
B.    Adjusted EBITDA (III above)                                                          $__________
C.    Funded Debt to Adjusted EBITDA Ratio                                                 ____ to 1.0
      (IIIA/IIIB)

Maximum Allowed:

PERIOD ENDING
12/31/00 through 6/29/01                                                                   4.50 to 1.0
6/30/01 through 9/29/01                                                                    4.25 to 1.0
9/30/01 through 12/30/01                                                                   3.75 to 1.0
12/31/01 and thereafter                                                                    3.00 to 1.0

IV. CAPITAL EXPENDITURES (Section 10.6.4)

A.    Aggregate Capital Expenditures made since
      the first day of current Fiscal Year (maximum              $___________
      $10,000,000 in any Fiscal Year)
B.    Aggregate Capital Expenditures made during
      the first two Fiscal Quarters of current Fiscal
      Year (maximum $6,000,000 in the first two                  $____________
      Fiscal Quarters of any Fiscal Year)

V.    DEBT (Section 10.7)

A.    Unsecured Debt of Company (maximum
      $5,000,000 in aggregate principal amount at
      any time)                                                  $____________
B.    Debt secured by Liens permitted by Sections
      10.8(c) or (d) (maximum $5,000,000 in
      aggregate principal amount at any time)                    $____________



C.    Contingent Payments (maximum
      $10,000,000 at any time)

VI.   OPERATING LEASES (Section 10.9)

Aggregate amount of all rental payments made by Company and Subsidiaries on Operating Leases with a term greater than three months (maximum $6,000,000 on a consolidated basis in any Fiscal
Year)                                                            $____________


VII.  INVESTMENTS (Section 10.21)

A.    Loans to officers and employees (not to                    [Describe]
      exceed $200,000 per loan or $500,000 in the
      aggregate)
B.    Aggregate amount of Investments described
      in Section 10.21(j)                                        $___________

VIII. PROPERTY AT ETHANOL PLANT SITE (Section 10.23)

Net book value of property of the Company and its
Subsidiaries located at the Ethanol Plant Site (not
to exceed $1,500,000)                                            $___________

IX.   PROPERTY OWNED BY PARALLEL PRODUCTS OF FLORIDA (Section 10.24)

Net book value of property owned by Parallel
Products of Florida, Inc. (not to exceed
$1,500,000)                                                      $___________

                                     ANNEX I

                                     NOTICE

To:  Bank of America, N.A.

         Please refer to the Fourth Amendment dated as of March 16, 2001 (the "Fourth Amendment") to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 among U S Liquids Inc., various financial institutions and Bank of America, N.A., as Agent. Terms defined in the Fourth Amendment are used herein as defined therein.

         Concurrently herewith, the undersigned is delivering to the Agent a counterpart signature page to the Fourth Amendment. The undersigned hereby notifies the Agent and the Company that such counterpart signature page is being delivered subject to the qualification that the undersigned has not agreed to Section 2 of the Fourth Amendment or to the extension of the Termination Date referred to therein.



                                   ------------------------------------------
                                   [Type or print name of Bank]

                                   By:_______________________________________
                                   Title: ___________________________________